UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 1, 2007

 Bayview Financial Mortgage Pass-Through Trust 2007-A
(Issuing Entity)

           Bayview Financial Securities Company, LLC
(Exact Name of Depositor as Specified in its Charter)

                            Bayview Financial, L.P.
(Exact Name of Sponsor as Specified in its Charter)

           Bayview Financial Securities Company, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-131460	56-2336517
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4425 Ponce de Leon Boulevard, 5th Floor Coral Gables, Florida	33146
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 341-5632

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Reference is made to the Flow Servicing Agreement (Non-Full Recourse) dated as of January 1, 2006 (the “Original Flow Servicing Agreement”), between Bayview Financial, L.P. (“Bayview”), and Manufacturers and Traders Trust Company (“M&T”) (a/k/a M&T Bank) (as successor by merger with M&T Mortgage Corporation), as servicer. The Original Flow Servicing Agreement was previously filed on Form 8-K on May 2, 2007.

Bayview and M&T have amended certain provisions of the Original Flow Servicing Agreement by entering into, on October 1, 2007, the Amended and Restated Flow Servicing Agreement dated as of April 30, 2007 (the “Amended and Restated Flow Servicing Agreement”). The full text of the Amended and Restated Flow Servicing Agreement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99.1	Amended and Restated Flow Servicing Agreement (Non-Full Recourse) dated as of April 30, 2007, between Bayview Financial, L.P., and M&T Bank, as servicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYVIEW FINANCIAL SECURITIES COMPANY, LLC

By: /s/Jason Somerville
Name: Jason Somerville
Title: Vice President

Dated: October 3, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Flow Servicing Agreement (Non-Full Recourse) dated as of April 30, 2007, between Bayview Financial, L.P., and M&T Bank, as servicer.